Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-39023, 33-48317, 33-51439, 33-55581,
33-55585 and 33-57071) of SafeCard Services, Inc. of our report dated December 5, 1994, except for Note 1, as to which the date is March 24, 1995, appearing on page 25 of this Form 10-KA.



PRICE WATERHOUSE LLP
Denver, Colorado
March 24, 1995